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                                                                   EXHIBIT 99.4
                               OFFER TO EXCHANGE
             9 7/8% GUARANTEED SENIOR SUBORDINATED NOTES DUE 2005,
                  WHICH ARE UNCONDITIONALLY GUARANTEED AS TO
              PAYMENT OF PRINCIPAL AND INTEREST BY VENCOR, INC.,
                          FOR ANY AND ALL OUTSTANDING
             9 7/8% GUARANTEED SENIOR SUBORDINATED NOTES DUE 2005,
                  WHICH ARE UNCONDITIONALLY GUARANTEED AS TO
              PAYMENT OF PRINCIPAL AND INTEREST BY VENCOR, INC.,

                                      OF

                            VENCOR OPERATING, INC.

                                                                         , 1998

To Registered Holders and Depository
 Trust Company Participants:

  We are enclosing herewith the material listed below relating to the offer by Vencor Operating, Inc., a Delaware corporation (the "Company"), and Vencor, Inc., a Delaware corporation (the "Guarantor"), to exchange the Company's 9 7/8% Guaranteed Senior Subordinated Notes due 2005 (the "New Notes"), which have been irrevocably and unconditionally guaranteed (the "Guarantee") as to payment of principal, premium, if any, and interest by the Guarantor, pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 9 7/8% Guaranteed Senior Subordinated Notes due 2005 (the "Old Notes"), which also have been irrevocably and unconditionally guaranteed pursuant to the Guarantee as to payment, premium, if any, and interest by the Guarantor, upon the terms and subject to the conditions set forth in the
Company's and the Guarantor's Prospectus, dated    , 1998, and the related
Letter of Transmittal (which together constitute the "Exchange Offer").

  Enclosed herewith are copies of the following documents:

    1. Prospectus dated    , 1998;

    2. Letter of Transmittal;

    3. Notice of Guaranteed Delivery;

    4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner; and

    5. Letter which may be sent to your clients for whose account you hold Old Notes and the Guarantee in your name or in the name of your nominee, to accompany the instruction form referred to in 4 above, for obtaining such client's instruction with regard to the Exchange Offer.

  We urge you to contact your clients promptly. Please note that the Offer
will expire 5:00 p.m., New York City time, on    , 1998, unless extended.

  The Offer is not conditioned upon any minimum number of Old Notes being tendered.

  Pursuant to the Letter of Transmittal, each holder of Old Notes and the related Guarantee will represent to the Company that (i) the holder is not an "affiliate" of the Company, (ii) any New Notes and the related Guarantee to be received by the holder are being acquired in the ordinary course of its business, (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes to be received in the Exchange Offer, and (iv) if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. If the tendering holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, you will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making or other trading activities, and

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acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

  The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instructions of the enclosed Letter of Transmittal.

  Additional copies of the enclosed material may be obtained from the undersigned.

                                     Very truly yours,

                                     FIRST CHICAGO TRUST COMPANY OF NEW YORK


 NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF VENCOR, INC., VENCOR OPERATING, INC. OR FIRST CHICAGO TRUST COMPANY OF NEW YORK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.


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